Exhibit 99.5

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 4:00 p.m., Eastern Time, on [ ]. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by overnight delivery to the Stock Information Center address on this form , by hand - delivery to United Roosevelt Savings Bank’s main office located at 11 - 15 Cooke Ave Carteret, NJ, or by using the Stock Order Reply Envelope provided. Faxes or copies of this form will not be accepted. STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: URSB Stock Center c/o Janney Montgomery Scott Two Alliance Center 3560 Lenox Road NE Atlanta, GA 30326 For Internal Use Only BATCH #_____________ ORDER #____________ PRIORITY #_____________ REC’D__________________________________ C _______________________ P LE A SE P R I N T CL E A R L Y AN D C O M PL E TE A LL AP P LICAB L E S H A D E D AREA S. READ TH E EN C LOSED S TOCK O RDER F ORM I NS TRUCTIO NS (BLUE SH EE T ) AS Y OU COMPL E T E T H IS FO RM. SUBSCRIPTION (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE X $10.00 = (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the United Roosevelt Savings Ban k deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be i n the listed account(s) at the time this form is received. IRA and other retiremen t accounts held at United Roosevelt Savings Bank may NOT be listed for direct withdrawal below. (3) METHOD OF PAYMENT – CASH, CHECK OR MONEY ORDER Enclosed is cash, or a personal check, bank check or money order made payable to URSB Bancorp, Inc. in the amount of: Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashe d upon receipt. United Roosevelt Savings Bank line of credit checks may not be remitted as payment . Do not remit cash by mail. Cash accepted only by hand delivery to United Roosevelt Savings Bank’s main of f ice. (6) MANAGEMENT Check if you are a URSB Bancorp, Inc. or United Roosevelt Savings Bank: Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subs cri ption Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you . (continued on reverse side of this form) (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for othe r communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscript ion Offering, you cannot add the names of others for joint stock registration unless they are also named on the qualifing deposit or loan account. See Stock Order Form Instructions for fu rther guidance. Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor’s) FOR TRUSTEE/BROKER USE ONLY: Joint Tenants Corporation Partnership Trust – Under Agreement Dated___________ Other ___________ IRA (SSN of Beneficial Owner) ____ - ____ - ____ (10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmark ed) before 4:00 p.m., Eastern Time, on [ ] , otherwise this form and all subscription rights will be void. (continued on reverse side of this form)   ORDER NOT VALID UNLESS SIGNED   ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date Signature (title, if applicable) Date Minimum Number of Shares: 25 ($250). Maximum Number of Shares: Individual – 20,000 shares ($200,000 ) Group – 50,000 shares ($500,000). S e e St ock O rd e r F or m In s t r u c ti ons f or more i nform a tio n re g ar d ing maxim u m n u mber o f s h a r es. $ .00 $ .00 For Internal Use Only United Roosevelt Savings Bank Deposit Account Number Withdrawal Amount(s) $ .00 $ .00 Total Withdrawal Amount $ .00 ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (5) PURCHASER INFORMATION Su b scri p ti on O ff eri n g . Che c k the one box that applies, as of the ea r lies t eligibility d a t e , to the pur c ha s er(s ) l is ted in S e ct i on 9: a. Depo sitor of Un i ted Roose v el t S a vi n gs B a nk wit h a g gregate ba l an c es o f a t l ea s t $ 50 at t h e c lo s e o f b u sin e s s o n June 30, 20 2 4. b . Depo sitor of Un i ted Roose v el t S a vi n gs B a nk wit h a g gregate ba l an c es o f a t l ea s t $ 50 at t h e c lo s e o f b u sin e s s o n Se p te m be r 3 0 , 2 02 5 . c . Deposit o r a n d /or el i g ib le b o r r ow er o f U ni te d R o o se vel t S a vin gs B ank a t t h e c lo se of bus i ne s s o n [ ]. C o mm u ni t y O f f e r ing . If (a ) , (b) o r (c) above do not apply to the pu r chase r (s) li s te d i n S ection 9, c h e ck t h e f i r st bo x t h a t appl i e s to t his o rder : d . Y ou a r e a r e s i dent of M i dd l esex County, NJ . e . Y ou a r e pla c ing an o r de r in the Co m mun i t y Offe r ing, but (d ) a b ov e d o e s no t a p pl y. ACCOUNT INFORMATION – SUBSCRIPTION OFFERING If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: NOTE: NOT LISTING ALL ELIGIBLE A C CO U NTS, OR PROVI D ING IN C OR R E C T O R INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF AN Y SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. Deposit Account Title (Name(s) on Account) United Roosevelt Savings Bank Deposit Account Number Name(s) listed in Section 9 on other Stock Order Forms Number of shares Name(s) listed in Section 9 on other Stock Order Forms Number of shares First Name, Middle Initial, Last Name Reporting SSN/Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone # City State Zip County (Important) Evening Phone # URSB - SOF (over) B A N C O R P , I N C .

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term "associate" of a person means:

(1) any corporation or organization (other than URSB Bancorp, Inc., United Roosevelt, MHC, United Roosevelt Bancorp, United Roosevelt Savings Bank or a majority-owned subsidiary of these entities) of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3) any person who is related by blood or marriage to such person and who either lives in the same home as such person or who is a director or officer of URSB Bancorp, Inc., United Roosevelt, MHC, United Roosevelt Bancorp, or United Roosevelt Savings Bank.

Acting in concert – The term "acting in concert" means:

(1) knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

See the Prospectus section entitled "The Conversion and Stock Offering – Limitations on Common Stock Purchases" for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by URSB Bancorp, Inc., this Stock Order Form may not be modified or canceled without URSB Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of [ ] in all categories of the stock offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated [ ].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY UNITED ROOSEVELT SAVINGS BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of URSB Bancorp, Inc., I received the Prospectus dated [ ], and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by URSB Bancorp, Inc. in the "Risk Factors" section, beginning on page [ ]. Risks include, but are not limited to the following:

Risks Related to Our Lending Activities

1. Our commercial and industrial loans involve credit risks that could adversely affect our financial condition and results of operations.
2. Our commercial real estate loans and multi-family mortgage loans involve credit risks that could adversely affect our financial condition and results of operations.
3. Our construction loans involve credit risks that could adversely affect our financial condition and results of operations.
4. A substantial portion of our consumer loan portfolio is unsecured.
5. A substantial portion of our consumer loan portfolio is unseasoned.
6. Our historical emphasis on one- to four-family residential mortgage loans exposes us to lending risks.
7. The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
8. If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.
9. Environmental liability associated with our lending activities could result in losses.

Risks Related to Market Interest Rates

10. Prevailing high market interest rates have reduced our profits and asset values.

Risks Related to Economic Conditions

11. Inflation can have an adverse impact on our business and on our customers.
12. A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.
13. The soundness of other financial institutions could adversely affect us.

Risks Related to Our Funding

14. Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our profitability.
15. Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

Risks Related to Laws and Regulations

16. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
17. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
18. Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
19. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
20. We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

Risks Related to Competitive Matters

21. Strong competition within our market area may limit our growth and profitability.

Risks Related to Operational Matters

22. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
23. We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.
24. We outsource critical operations to third-party service providers. Systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.
25. We are subject to litigation risk, and any pending or potential litigation may have an adverse effect on our business, financial condition and results of operations.
26. We operate as a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.
27. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

Risks Related to Accounting Matters

28. Changes in management's estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
29. Changes in accounting standards could affect reported earnings.

Risks Related to the Stock Offering

30. The future price of our common stock may be less than the purchase price in the stock offering.
31. There will be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock.
32. We have broad discretion in using the net proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the stock offering may have an adverse effect on our financial performance and the value of our common stock.
33. The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.
34. Our stock-based benefit plans will increase our expenses, which will reduce our net income.
35. The implementation of a stock-based benefit plan is likely to dilute your ownership interest.
36. We have not determined when we will adopt one or more stock-based benefit plans following the conversion and stock offering. Stock-based benefit plans adopted more than one year following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase both our expenses and dilution to stockholders.
37. Various factors may make takeover attempts more difficult to achieve.
38. Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.
39. You may not revoke your order to purchase URSB Bancorp common stock in the subscription offering or any community offering after you send us your order.
40. The distribution of subscription rights could have adverse income tax consequences.

Risks Related to Our Contribution to the Charitable Foundation

41. The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year in which we consummate the conversion and stock offering.
42. Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

URSB-SOF

See Front of Stock Order Form ➡

URSB BANCORP, INC.
STOCK INFORMATION CENTER: [ ]
STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying account held jointly is 20,000 shares ($200,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined. Please see the Prospectus section entitled "The Conversion and Stock Offering – Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Cash, Check or Money Order. Payment may be made by including with this form cash or a personal check, bank check or money order made payable directly to URSB Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.01% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash by mail, a United Roosevelt Savings Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your United Roosevelt Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a United Roosevelt Savings Bank certificate of deposit (CD) account. You may not designate direct withdrawal from a United Roosevelt Savings Bank IRA or other retirement accounts. **For guidance on using retirement funds, whether held at United Roosevelt Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – but in no event later than two weeks before the [ ] offering deadline.** See the Prospectus section entitled "The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering – Using Individual Retirement Account Funds." Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b) or (c), list all United Roosevelt Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.** Boxes (d) and (e) refer to the **Community Offering**. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled "The Conversion and Stock Offering" for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a URSB Bancorp, Inc., United Roosevelt, MHC, United Roosevelt Bancorp or United Roosevelt Savings Bank director, officer or a member of their immediate family. "Immediate family" includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If placing an order in the Subscription Offering, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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(over)

URSB BANCORP, INC.
STOCK INFORMATION CENTER: [ ]
STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at United Roosevelt Savings Bank at the close of business on [ ], [ ] or [ ].

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at United Roosevelt Savings Bank at the close of business on [ ], [ ] or [ ].

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at United Roosevelt Savings Bank at the close of business on [ ], [ ] or [ ].

The standard abbreviation for custodian is "CUST." The Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the OH Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-OH (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at United Roosevelt Savings Bank at the close of business on [ ], [ ] or [ ].

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at United Roosevelt Savings Bank at the close of business on [ ], [ ] or [ ].

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John SMITH IRA"). You can indicate an account number or other underlying information and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at United Roosevelt Savings Bank at the close of business on December 31, 2020, March 31, 2022 or April 30, 2022 or an eligible borrower at the close of business on April 30, 2022.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on [ ]. Stock Order Forms can be delivered **by overnight delivery to the Stock Information Center address on the front of the Stock Order Form,** by hand-delivery to United Roosevelt Savings Bank's main office, located at 11-15 Cooke Ave Carteret, NJ, or by using the enclosed postage paid Stock Order Reply Envelope. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center at [ ], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

URSB-SOI